Exhibit 99.1

OptimizeRx Reports Second Quarter 2022 Financial Results, Innovative Platform Expansions Now Extends Reach to HCPs Across Social Media and Patients at Point-of-Dispense

-	Revenue Up 3% to $14.0 million, driven by new customer and program launches
-	Increase in breadth and scope of brand deal size represents further momentum in the validation of our value proposition
-	Generated $4.4 million in cash flow from operations during the first half of 2022

ROCHESTER, Mich. – August 9, 2022 – OptimizeRx Corp. (the “Company”) (Nasdaq: OPRX), a leading provider of point-of-care technology solutions helping patients start and stay on therapy, reported results for the three months ended June 30, 2022. Quarterly comparisons are to the same year-ago period.

	Rolling Twelve Months Ended June 30,
Key Performance Indicators (KPIs)*	2022	2021
Average revenue per top 20 pharmaceutical manufacturer	$2,389,969	$2,361,254
Percent of top 20 pharmaceutical manufacturers that are customers	95%	85%
Percent of total revenue attributable to top 20 pharmaceutical manufacturers	71%	77%
Net revenue retention	113%	170%
Revenue per average full-time employee	$661,319	$668,395

Financial Highlights

●	Revenue in the second quarter of 2022 increased 3% to $14.0 million, from $13.6 million as compared to the same year ago period.
●	Gross profit in the second quarter of 2022 increased 12% year-over-year to $9.0 million.
●	GAAP net loss totaled $3.9 million or $(0.21) per basic and diluted share in the second quarter.
●	Non-GAAP net loss in the second quarter totaled $0.7 million or $0.04 per basic and fully diluted shares outstanding. (see definition of this non-GAAP measure and reconciliation to GAAP, below).
●	Cash and cash equivalents totaled $87.4 million as of June 30, 2022 as compared to $84.7 million as of December 31, 2021.

Second Quarter and Recent Highlights

●	In April, we completed the acquisition of EvinceMed, a specialty drug prescription initiation platform.
●	Omni-channel platform reach is extended through an exclusive partnership with Equals 5. This new extension is the only healthcare provider (HCP)-level solution providing targeted physician engagement on social media platforms.
●	Platform integration of TelaRep™ one-click prescriber connectivity solution completed. TelaRep allows doctors to text pharmaceutical representatives directly from within the electronic health record (EHR) platform and can now be accessed by over 200,000 in-network HCPs.

●	Announced authorization of a share repurchase program, under which OptimizeRx may repurchase up to $20 million of its outstanding common stock. Through August 8, 2022, the Company repurchased 232,745 shares at an average price of $23.02 and had $14.6 million available under the program.
●	Published industry results of a survey of 102 specialist physicians highlighting how inefficient access pathways negatively impact patient care. Physicians noted access challenges impact their care plans for up to 33% of patients.
●	Financial Times ranked OptimizeRx amongst Americas’ fastest-growing companies for the third consecutive year.

Management Commentary

Will Febbo, OptimizeRx CEO commented, “We continue to perform strongly against our long term land-and-expand strategy and continue to have favorable net revenue retention despite the various macro factors that resulted in a weaker than expected second quarter. We believe the impact is temporary in nature, and our value proposition remains strong, as is evidenced by the fact that we count 95% of the industry’s top 20 pharma manufacturers as our customers.

We have advanced our omnichannel reach through recent acquisitions and exclusive partnerships, strengthening our platform’s capabilities and its desirability to our customer base. These factors build on our already strong value proposition with our clients by driving broader and deeper opportunities to engage with HCPs and patients. As we work to address affordability, access, and adherence challenges in new ways, we reinforce our foundation for strong profitable growth.”

Q2 2022 Financial Summary

Total revenue reported for the three months ended June 30, 2022 was approximately $14.0 million, an increase of 3% over the approximately $13.6 million from the same period in 2021. The increased revenue resulted from increases in sales from our access solutions.

Gross margin increased to 64% from 59% in the year-ago quarter, with the increase related to a more favorable channel partner and solution mix.

Operating expenses totaled $12.9 million and increased from $7.7 million in the same year-ago quarter. This increase in expense is primarily due to investment in, and expansion of, our workforce to enable future growth and includes $3.1 million in additional stock based compensation than was recognized in the year-ago quarter.

Net loss on a GAAP basis was approximately $3.9 million or $(0.21) per basic and diluted share, as compared to net income of $0.4 million or $0.02 per basic and fully diluted share in the second quarter of 2021.

Non-GAAP net loss was $0.7 million or $0.04 per basic and fully diluted shares outstanding, compared to non-GAAP net income of $1.8 million or $0.10 per basic and fully diluted share in the same year-ago period (see definition of this non-GAAP measure and reconciliation to GAAP, below).

Cash and cash equivalents totaled $87.4 million as of June 30, 2022, as compared to $84.7 million as of December 31, 2021. The increase to our cash balance was almost completely due to cash flows from operating activities.

2022 Financial Outlook

Based on first half results, the Company is updating its full year financial outlook for 2022 and now expects net revenue of $62 million to $68 million, representing year-over-year growth of 1% to 11%, respectively, and gross margins to be between 59% and 62%.

Our change to the second half 2022’s outlook is driven by what we perceive to be temporary life sciences industry challenges related to a slowdown in the number of new drug approvals, increased turnover rates at client companies and longer sales cycles associated with larger deal sizes in the funnel.

Conference Call

OptimizeRx management will host the presentation, followed by a question-and-answer period.

Date: Tuesday, August 9, 2022

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Web access:     https://viavid.webcasts.com/starthere.jsp?ei=1559358&tp_key=f1602f7af5

Toll-free dial-in number: 1-877-423-9813

International dial-in number: 1-201-689-8573

Conference ID: 13731472

Please call the conference telephone number five minutes prior to the start time.

A replay of the call will remain available for 12 months via the Investors section of the OptimizeRx website at www.optimizerx.com/investors.

Definition and Use of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net income (loss) and non-GAAP earnings (loss) per share or non-GAAP EPS, both of which are non-GAAP financial measures.

The Company defines non-GAAP net income (loss) as GAAP net income (loss) with an adjustment to add back depreciation, amortization, stock-based compensation, acquisition expenses, income or loss related to the fair value of contingent consideration, and deferred income taxes. Non-GAAP EPS is defined as non-GAAP net income (loss) divided by the number of weighted average shares outstanding on a basic and diluted basis. The Company has provided non-GAAP financial measures to aid investors in better understanding its performance. Management believes that these non-GAAP financial measures provide additional insight into the operations and cash flow of the Company.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a Company’s non-cash operating expenses, management believes that providing non-GAAP financial measures that excludes non-cash expenses allows for meaningful comparisons between the Company’s core business operating results and those of other companies, as well as provides an important tool for financial and operational decision making and for evaluating the Company’s own core business operating results over different periods of time.

The Company’s non-GAAP net income (loss) and non-GAAP EPS measures may not provide information that is directly comparable to that provided by other companies in the Company’s industry, as other companies in the industry may calculate such non-GAAP financial results differently. The Company’s non-GAAP net income (loss) and non-GAAP EPS are not measurements of financial performance under GAAP and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. The Company does not consider these non-GAAP measures to be substitutes for or superior to the information provided by its GAAP financial results.

The table, “Reconciliation of non-GAAP to GAAP Financial Measures,” included below, provides a reconciliation of non-GAAP net income (loss) and non-GAAP EPS for the three months ended June 30, 2022 and 2021.

Definition of Key Performance Indicators*

Top 20 pharmaceutical manufacturers: Top 20 pharmaceutical manufacturers are based on Fierce Pharma’s “The top 20 pharma companies by 2020 revenue.”

Net revenue retention: Net revenue retention is a comparison of revenue generated from all clients in the previous period to total revenue generated from the same clients in the following year (i.e., excludes new client relationships for the most recent year).

Revenue per average Full Time Employee: We define revenue per average full-time employee (FTE) as total revenue over the last 12 months (LTM) divided by the average number of employees over the LTM, which is calculated by taking our total number of FTEs at the end of the prior year period by our total FTE headcount at the end of the most recent.

About OptimizeRx

OptimizeRx provides best-in-class health technology that enables care-focused engagement between life sciences organizations, healthcare providers, and patients at critical junctures throughout the patient care journey. Connecting over 60% of U.S. healthcare providers and millions of their patients through the most intelligent technology platform embedded within a proprietary digital point-of-care network, OptimizeRx helps patients start and stay on their medications.

For more information, follow the Company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates”, “believes”, “estimates”, “expects”, “forecasts”, “intends”, “plans”, “projects”, “targets”, “designed”, “could”, “may”, “should”, “will” or other similar words and expressions are intended to identify these forward-looking statements. All statements that reflect the Company’s expectations, assumptions, projections, beliefs or opinions about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements relating to the Company’s growth, business plans and future performance. These forward-looking statements are based on the Company’s current expectations and assumptions regarding the Company’s business, the economy, and other future conditions. The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise, except as required by applicable law. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition, and other risks summarized in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, its subsequent Quarterly Reports on Form 10-Q, and its other filings with the Securities and Exchange Commission.

OptimizeRx Contact

Andy D’Silva, SVP Corporate Finance

adsilva@optimizerx.com

Relations Contact

Investor Relations Contact

Ashley Robinson

LifeSci Advisors, LLC

arr@lifesciadvisors.com

OPTIMIZERx CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30, 2022	December 31, 2021

ASSETS
Current Assets
Cash and cash equivalents	$87,392,970	$84,681,770
Accounts receivable, net	18,732,849	24,800,585
Prepaid expenses and other	4,280,843	5,630,655
Total Current Assets	110,406,662	115,113,010
Property and equipment, net	143,337	143,818
Other Assets
Goodwill	22,673,820	14,740,031
Intangible assets, net	13,933,072	10,646,654
Security deposits and other assets	12,860	12,859
Total Other Assets	36,898,265	25,728,364
TOTAL ASSETS	$147,448,264	$140,985,192

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable – trade	$1,296,041	$606,808
Accrued expenses	1,638,791	2,902,836
Revenue share payable	2,376,836	4,378,216
Current portion of lease obligations	87,673	90,982
Deferred revenue	1,041,919	1,389,907
Total Current Liabilities	6,441,260	9,368,749
Non-Current Liabilities
Lease liabilities, net of current portion	189,802	236,726
Total Liabilities	6,631,062	9,605,475
Commitments and contingencies (See note 9)	—	—
Stockholders’ Equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized, none issued and outstanding at June 30, 2022 and December 31, 2021	—	—
Common stock, $0.001 par value, 166,666,667 shares authorized, 18,174,182 and 17,860,975 shares issued at June 30, 2022 and December 31, 2021, respectively	18,188	17,861
Treasury stock	(13)	—
Additional paid-in-capital	183,698,497	166,615,514
Accumulated deficit	(42,899,470)	(35,253,658)
Total Stockholders’ Equity	$140,817,202	$131,379,717
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$147,448,264	$140,985,192

The accompanying notes are an integral part of these condensed consolidated financial statements.

OPTIMIZERx CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021

Net Revenue	$13,978,665	$13,625,639	$27,710,195	$24,854,850
Cost of revenues	4,988,716	5,580,964	10,618,574	10,685,567
Gross margin	8,989,949	8,044,675	17,091,621	14,169,283

Operating expenses
Salaries, wages, & benefits	4,981,549	3,906,796	10,287,416	7,487,612
Stock-based compensation	4,025,323	897,038	7,199,421	1,604,191
Other general and administrative expenses	3,891,607	2,900,702	7,274,416	5,375,649
Total operating expenses	12,898,479	7,704,536	24,761,253	14,467,452
Income (Loss) from operations	(3,908,530)	340,139	(7,669,632)	(298,169)
Other income
Interest income	23,816	11,961	23,820	12,892
Income (Loss) before provision for income taxes	(3,884,714)	352,100	(7,645,812)	(285,277)
Income tax benefit			—	—
Net Income (Loss)	$(3,884,714)	$352,100	$(7,645,812)	$(285,277)
Weighted average number of shares outstanding – basic	18,122,500	17,347,096	18,000,958	16,720,114
Weighted average number of shares outstanding – diluted	18,122,500	18,104,807	18,000,958	16,720,114
Income (loss) per share – basic	$(0.21)	$0.02	$(0.42)	$(0.02)
Income (loss) per share – diluted	$(0.21)	$0.02	$(0.42)	$(0.02)

The accompanying notes are an integral part of these condensed consolidated financial statements.

OPTIMIZERx CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,645,812)	$(285,277)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,049,656	1,054,138
Stock-based compensation	7,199,421	1,354,106
Stock issued for board service	—	250,085
Provision for loss on accounts receivable	98,727	40,000
Changes in:
Accounts receivable	5,969,009	(88,221)
Prepaid expenses and other assets	1,266,478	1,332,132
Accounts payable	64,232	187,211
Revenue share payable	(2,001,379)	(1,628,556)
Accrued expenses and other liabilities	(1,264,045)	(393,778)
Operating leases, net	74	—
Deferred revenue	(347,989)	33,814
NET CASH PROVIDED BY OPERATING ACTIVITIES	4,388,372	1,855,654

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchase of property and equipment	(41,335)	(43,654)
EvinceMed acquisition	(2,000,000)	—
Purchase of intangible assets, including intellectual property rights	(145,257)	(176,822)
NET CASH USED IN INVESTING ACTIVITIES	(2,186,592)	(220,476)

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
Proceeds from public offering of common stock, net of offering costs	—	70,671,536
Repurchase of common stock	(321,054)	—
Proceeds from exercise of stock options	830,474	2,710,778
Payment of contingent consideration	—	(1,610,813)
NET CASH PROVIDED BY FINANCING ACTIVITIES	509,420	71,771,501
NET INCREASE IN CASH AND CASH EQUIVALENTS	2,711,200	73,406,679
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	84,681,770	10,516,776
CASH AND CASH EQUIVALENTS - END OF PERIOD	$87,392,970	$83,923,455

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$—	$—
Reduction of EvinceMed purchase price for amounts previously paid	$708,334	$—
Shares issued in connection with acquisition	$9,374,455	$—
Cash paid for income taxes	$—	$—
Lease liabilities arising from right of use assets	$—	$—

The accompanying notes are an integral part of these condensed consolidated financial statements.

OPTIMIZERx CORPORATION

RECONCILIATION of NON-GAAP to GAAP FINANCIAL MEASURES

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net Income (Loss)	$(3,884,714)	$352,100	$(7,645,812)	$(285,277)
Depreciation and amortization	578,117	527,958	1,049,656	1,054,138
Stock-based compensation	4,025,323	897,038	7,199,421	1,604,191
Acquisition expense	2,579	—	19,739	—
Non-GAAP net income (loss)	721,305	1,777,096	623,004	2,373,052

Non-GAAP net income (loss) per share
Basic	$0.04	$0.10	$0.03	$0.14
Diluted	$0.04	$0.10	$0.03	$0.14
Weighted average shares outstanding:
Basic	18,122,500	17,347,096	18,000,958	16,720,114
Diluted	18,342,392	18,104,807	18,140,941	17,467,159